EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Michael Heinley
rfisher@webmd.net	mheinley@webmd.net
212-624-3817	212-624-3926

WebMD Reaffirms Financial Guidance

at Its Annual Meeting of Stockholders

New York, NY (October 1, 2015)—As previously announced, WebMD Health Corp. (NASDAQ: WBMD) will be holding its Annual Meeting of Stockholders today beginning at 9:30 a.m. (ET).

During a presentation at its Annual Meeting, WebMD management plans to reaffirm the financial guidance for the year ending December 31, 2015 previously provided in WebMD’s second quarter earnings release on July 30, 2015 and to indicate that it expects revenue and earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) for the third quarter of 2015 to be at or slightly above the high end of the range of the guidance provided at that time. A copy of that press release was attached to the Form 8-K furnished by WebMD to the Securities and Exchange Commission on July 30, 2015.

Investors can access a live audio webcast of the meeting at www.wbmd.com (in the Investor Relations section). A replay of the webcast will be available at the same web address.

About WebMD

WebMD Health Corp. (NASDAQ: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers, and health plans through our public and private online portals, mobile platforms and health-focused publications.

The WebMD Health Network includes WebMD.com, Medscape.com, MedicineNet.com, eMedicineHealth.com, RxList.com, Medscape Education (Medscape.org) and other WebMD owned sites and apps.

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All statements contained in this press release and the related presentation at WebMD’s Annual Meeting of Stockholders, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our third quarter or future financial results and other projections or measures of our third quarter or future performance; market opportunities, trends or momentum and our ability to capitalize on them; and the benefits expected from new or expected contracts with customers, from new or updated products and services and from other potential sources of additional revenue. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our relationships with customers and other factors affecting their use of our services and the timing of entry into and implementation of specific contracts with customers, including regulatory matters affecting their products and services; our ability to deploy new or updated services and to create new or enhanced revenue streams from those services; our ability to attract and retain qualified personnel; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings and this press release is intended to be read in conjunction with information contained in those filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

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WebMD®, Medscape®, CME Circle®, Medpulse®, eMedicine®, MedicineNet®, theheart.org® and RxList® are among the trademarks of WebMD Health Corp. or its subsidiaries.

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